Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           | X |

Citibank, N.A.

A National Banking Association	13-5266470

(I.R.S. employer

identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip code)

SACO I Trust 2006-1

THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS

SUPPLEMENT

(Exact name of obligor as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001	19713

Or such other address specified in the applicable

Prospectus Supplement

(Address of principal executive offices)	(Zip code)

Mortgage-Backed Notes

========================================================================

1. General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Comptroller of the Currency Federal Reserve Bank of New York Federal Deposit Insurance Corporation	Washington, D.C. 33 Liberty Street, New York, NY Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31st, 2005- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 23rd day of February, 2006.

CITIBANK, N.A.

By:	/s/ John Hannon

Name: John Hannon

Title:   Assistant Vice President

Exhibit 7

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2005, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars

Cash and balances due from

depository institutions:

Noninterest-bearing balances

and currency and coin . . . . .	$15,706,000
Interest-bearing balances . . . . . .	22,704,000
Held-to-maturity securities . . . . .	0
Available-for-sale securities . . . .	120,718,000

Federal funds sold in domestic

Offices	6,925,000

Federal funds sold and

securities purchased under

agreements to resell.. . . . . .	8,262,000
Loans and leases held for sale . . . .	2,635,000

Loans and lease financing

receivables:

Loans and Leases, net of

unearned income . . . . . .	385,998,000

LESS: Allowance for loan and lease

losses . . . . . . . . . . .	6,307,000

Loans and leases, net of unearned

income, allowance, and reserve. .	379,691,000
Trading assets . . . . . . . . . . . . .	86,966,000

Premises and fixed assets

(including capitalized leases) .	4,072,000
Other real estate owned . . . . . . . . .	53,000

Investments in unconsolidated

subsidiaries and associated

companies . . . . . . . . . . . . . .                                                       1,269,000

Customers' liability to this bank

on acceptances outstanding . . . . .	994,000

Intangible assets: Goodwill . . . . . . .                                                       9,093,000

Intangible assets: Other intangible

assets . . . . . . . . . . . . . . .                                                          10,644,000

Other assets . . . . . . . . . . . . . .                                                                 36,765,000

TOTAL ASSETS . . . . . . . . . . . . . .                                                $706,497,000

LIABILITIES

Deposits: In domestic offices . . .. . .                                                $135,426,000

Noninterest- bearing . . . . . . . . .	23,360,000

Interest- bearing . . . . . . . . . . .                                                             112,066,000

In foreign offices, Edge and

Agreement subsidiaries,

and IBFs . . . . . . . . . . . . .                                                       350,564,000

Noninterest- bearing . . .. . . . . . .	28,842,000

Interest- bearing . . . . . . . . . . .                                                             321,722,000

Federal funds purchased in domestic

Offices	11,516,000

Federal funds purchased and securities

sold under agreements

to repurchase . . . . . . . . . . .                                                    13,751,000

Demand notes issued to the

U.S. Treasury . . . . . .. . . . .	0

Trading liabilities . . . . . . . . . . .                                                             46,812,000

Other borrowed money (includes

mortgage indebtedness and

obligations under capitalized

leases): ss . . . . . . . . . . . .                                                       42,540,000

Bank's liability on acceptances

executed and outstanding . . . . .	994,000

Subordinated notes and debentures . . . .                                          15,250,000

Other liabilities . . . . . . . . . . . .                                                               32,883,000

TOTAL LIABILITIES . . . . . . . . . . . .                                $649,736,000

Minority interest in consolidated

Subsidiaries.. .. .. .. .. .. .. .. .. .. .. .                                                              497,000

EQUITY CAPITAL

Perpetual preferred stock and

related surplus . . . . . . . . . .	0
Common stock . . . . . . . . . . . . . .	751,000

Surplus . . . . . . . . . . . . . . . . .                                                                  27,244,000

Retained Earnings . . . . . . . . . . . .                                                         30,651,000

Accumulated net gains (losses)

on cash flow hedges . . .. . . . . .                                           –2,382,000

Other equity capital components . . . . .	0

TOTAL EQUITY CAPITAL . . . . .. . .. . .                                       $56,264,000

TOTAL LIABILITIES AND EQUITY

CAPITAL . . . . . . . . . . . . .                                              $706,497,000

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD

WILLIAM R. RHODES

SALLIE L. KRAWCHECK

DIRECTORS